EXHIBIT 23(A)

                          INDEPENDENT AUDITOR'S CONSENT



          We consent to the incorporation by reference in Registration Nos. 33-43571 and 33-59240 of Recoton Corporation on Forms S-8 of our report dated February 26, 2000 appearing in this Annual Report on Form 10-K of Recoton Corporation for the year ended December 31, 1999.


/S/DELOITTE & TOUCHE LLP


NEW YORK, NEW YORK
MARCH 23, 2000